UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 6, 2006


                         ELINE ENTERTAINMENT GROUP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                     Nevada
                                     ------
                 (State or Other Jurisdiction of Incorporation)


             000-30451                              88-0429856
             ---------                              ----------
     (Commission File Number)          (IRS Employer Identification Number)


         8905 Kingston Pike, Suite 313, Knoxville, TN          37923
         --------------------------------------------          -----
           (Address of Principal Executive Offices)          (Zip Code)


                                 (215) 895-9859
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 6, 2006, Eline Entertainment Group, Inc. entered into an agreement to divest its 51% holding in Industrial Fabrication & Repair, Inc. (IFR). Under an agreement with Lester Gann, IFR's minority stockholder, Eline will return to Mr. Gann the 51% stake in the issued and outstanding capital stock of IFR acquired in May 2003, and will receive in return shares of Industrial Holding Group, Inc. stock issued to Mr. Gann. As a result, Eline will have no further equity interest in IFR. The transaction is expected to close in March 2006.

As a result of the planned disposition of IFR, we will report IFR as a discontinued operation.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

On February 13, 2006 registrant issued a press release entitled "Eline Entertainment to Divest Its 51% Holding In Industrial Fabrication & Repair", a copy of which is filed herewith as Exhibit 99.1.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2006                    Eline Entertainment Group, Inc.

                                        By: /s/ Barry A. Rothman
                                            --------------------
                                            Barry A. Rothman
                                            President

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